QuickLinks -- Click here to rapidly navigate through this document

Exhibit 16.2

January 3, 2014
Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

        We have read WCI Communities Inc.'s statements included under the caption "Experts" in its Amendment No. 1 to Form S-1 to be filed on January 6, 2014 and we agree with such statements concerning our firm.

/s/ McGladrey LLP

McGladrey LLP
West Palm Beach, Florida

QuickLinks

  Exhibit 16.2